Exhibit 10.1

Independent Director Compensation

Annual Retainer	$30,000

Audit Committee Chair	$20,000

Compensation Committee Chair	$15,000

Nominating & Governance Committee Chair	$10,000

Committee Members:
Audit	$7,500
Compensation	$5,000
Nominating	$3,500

Initial Equity Signing	250,000 options at market price with multi-year vesting

Annual Stock Options	At discretion of Compensation Committee

* All cash fees are annual, paid quarterly, and commence upon the completion of the Company’s next financing subsequent to January 24, 2022.